Exhibit 4.3

PURE EARTH, INC.
One Neshaminy Interplex, Suite 201
Trevose, PA 19053
____________________

Subscription Agreement for Purchase of
Series C Convertible Preferred Stock

Offering Price: $10.00 per Share
Minimum Subscription: 500 Series C Shares ($5,000)

HOW TO SUBSCRIBE

The attached Subscription Agreement relates to the offering by Pure Earth, Inc., a Delaware corporation (the “Company”) of its Series C Convertible Preferred Stock, par value $.001 per share (the “Series C Shares”) as described in the Company’s Confidential Private Placement Memorandum, dated November 10, 2009.  The minimum investment for any subscriber is 500 shares or $5,000.  Subscribers can purchase additional shares in excess of the minimum in increments of 100 Series C Shares.  Any qualified subscriber who wishes to purchase Series C Shares should deliver the following to the Company, Attention: Brent Kopenhaver, One Neshaminy Interplex, Suite 201, Trevose, PA 19053:

(1)           one dated and executed copy of the Subscription Agreement with all blanks properly completed;

(2)           one dated and executed copy of the Registration Rights  Agreement with all blanks properly completed;

(3)           one completed and executed copy of the Investor Questionnaire attached to the Subscription Agreement as Exhibit A; and

(4)           a check made payable to the Company, or payment by wire transfer, in the amount of the aggregate Purchase Price (as defined herein) for the Series C Shares to be purchased.

The Company’s wire transfer information is as follows:

BANK:                   Bank of America
ABA #:                   026009593
ACCOUNT #:
NAME ON ACCOUNT:

Before making an investment decision with respect to the Series C Shares, each subscriber must acknowledge and agree that it has received and been given a reasonable opportunity to review the following documents filed with the SEC by the Company including, without limitation, any risk factors sections of such documents:

Annual Report on Form 10-K for the year ended December 31, 2008
Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009
Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009
Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009
Current Report on Form 8-K filed October 29, 2009
Current Report on Form 8-K filed June 23, 2009
Current Report on Form 8-K filed April 3, 2009
Proxy Statement dated April 30, 2009

NEITHER THE SERIES C SHARES NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES C SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  SUCH SECURITIES MAY NOT BE SOLD OR OFFERED, OR RESOLD OR REOFFERED FOR SALE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY (BOTH AS TO SUCH OPINION AND SUCH COUNSEL) THAT SUCH REGISTRATION IS NOT REQUIRED.  ADDITIONAL RESTRICTIONS ON TRANSFER OF SUCH SECURITIES ARE SET FORTH IN THIS SUBSCRIPTION AGREEMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into between Pure Earth, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (“Subscriber”).

BACKGROUND

Subscriber desires to purchase from the Company, and the Company desires to sell to Subscriber, up to that number of shares of the Company’s Series C Convertible Preferred Stock, par value $.001 per share (the “Series C Shares”), set forth on the signature page hereto, upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	SUBSCRIPTION FOR SHARES; PURCHASE PRICE.

(a)           Subscriber hereby subscribes for and agrees to purchase from the Company up to that number of Series C Shares set forth on the signature page hereto at a purchase price of $10.00 per share and on the terms and conditions described herein.

(b)           The aggregate purchase price for the Series C Shares subscribed for is equal to the number of Series C Shares subscribed for multiplied by $10.00 per share and is set forth on the signature page hereto (the “Purchase Price”).

(c)           Subscriber encloses herewith a check payable to the order of “Pure Earth, Inc.” in an amount equal to the Purchase Price or has initiated a wire transfer of immediately available funds to the account of the Company in the amount of the Purchase Price.

(d)           Subscriber has received and reviewed the following documents, including any risk factors disclosures contained therein (collectively, the “SEC Documents”).

Annual Report on Form 10-K for the year ended December 31, 2008
Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009
Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009

Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009
Current Report on Form 8-K filed October 29, 2009
Current Report on Form 8-K filed June 23, 2009
Current Report on Form 8-K filed April 3, 2009
Proxy Statement dated April 30, 2009

2.	REPRESENTATIONS AND WARRANTIES AS TO SUITABILITY STANDARDS.

Subscriber hereby represents and warrants that:

(a)           Subscriber has, either alone or together with its purchaser representatives, such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of the prospective investment in the Company and of protecting its own interests in connection therewith;

(b)           Subscriber is acquiring the Series C Shares as principal for Subscriber’s own account, not on behalf of other persons, and for investment and not with a view to any resale or distribution of the Series C Shares;

(c)           Subscriber can bear the economic risk of losing Subscriber’s entire investment;

(d)           Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to Subscriber’s net worth, Subscriber’s investment in the Series C Shares will not cause such overall commitment to become excessive, and the investment is suitable for Subscriber when viewed in light of Subscriber’s other securities holdings and Subscriber’s financial situation and needs;

(e)           Subscriber has adequate means of providing for Subscriber’s current needs and personal contingencies and is not relying on its investment in Series C Shares for current income;

(f)            Subscriber recognizes that any investment in the Company involves substantial risk, and Subscriber has evaluated and fully understands all risks related to Subscriber’s decision to purchase Series C Shares hereunder, including, without limitation, the risk factors, identified in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, in Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter end June 30, 2009 and in the Company’s Confidential Private Placement Memorandum with respect to the Series C Shares (the “Memorandum”);

(g)           Subscriber understands that the offer and sale of the Series C Shares have not been submitted to, reviewed by, nor have the merits of this investment been endorsed or approved by any state or federal agency, commission, authority or self regulatory organization;

(h)           Subscriber understands the nature of the business in which the Company is engaged or proposes to engage;

(i)            If Subscriber is an individual, Subscriber is at least 18 years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state or country indicated on the signature page hereof and Subscriber has no present intention of becoming a resident of any other state or jurisdiction;

(j)            If Subscriber is not an individual, Subscriber is domiciled in the state or country indicated on the signature page hereof, has no present intention of becoming domiciled in any other state or jurisdiction and is an “Institutional Investor” as defined under the “blue sky” or securities laws or regulations of the state in which it is domiciled; and

(k)           Subscriber otherwise meets any special suitability standards applicable to Subscriber’s state or country of residence or domicile.

(l)            Subscriber is (i) if it has so indicated in the Investor Questionnaire attached as Exhibit A, an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), which definition is provided (in material part) on Exhibit B attached hereto, and (ii) has such knowledge and experience, either alone or together with a purchaser representative, that he, she or it is capable of evaluating the risks and merits of an investment in the Series C Shares.

(m)           All of the written information pertaining to the Subscriber which the Subscriber has heretofore furnished to the Company, and all information pertaining to the Subscriber which is set forth in this Subscription Agreement and the Investor Questionnaire attached hereto as Exhibit A, is correct and complete as of the date hereof, and, if there should be any material change in such information hereafter, the Subscriber shall promptly furnish such revised or corrected information to the Company.  Subscriber otherwise meets any special suitability standards applicable to the Subscriber’s state of residence.

(n)           Subscriber is not registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

3.	TRANSFER RESTRICTIONS.

(a)           Subscriber understands that the sale or transfer of the Series C Shares are severely restricted and that:

(i)           Neither the Series C Shares nor the common stock issuable upon conversion thereof have been registered under the Securities Act or the laws of any other jurisdiction by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the Company’s reliance on such exemptions is predicated on the accuracy and completeness of the Subscriber’s representations, warranties, acknowledgments and agreements herein.  None of such securities can be sold or transferred by Subscriber unless subsequently registered under applicable law or an exemption from registration is available.  The Company is not required to register the Series C Shares or to make any exemption from registration available.

(ii)           The right to sell or transfer any of the Series C Shares will be restricted as described in the Memorandum and this Subscription Agreement, which includes restrictions against sale or transfer in violation of applicable securities laws, the requirement that an opinion of counsel be furnished that any proposed sale or transfer will not violate such laws, and other restrictions and requirements.

(iii)           There is no market for Series C Shares.  The Company’s common stock is currently quoted on the OTC Bulletin Board.  There is limited liquidity in the market for the Company’s common stock, which will make it more difficult for the Subscriber to sell Series C Shares or Company’s common stock in whole or in part at times and prices that are deemed necessary or desirable.  Accordingly, the Subscriber must bear the economic risk of Subscriber’s investment for an indefinite period of time.

(b)           Subscriber agrees that it will not offer to sell, sell or transfer the Series C Shares or any part thereof or interest therein without registration under the Securities Act and applicable state securities laws or without providing to the Company an opinion of counsel acceptable to the Company (both as to such opinion and such counsel) that such offer, sale or transfer is exempt from registration under the Securities Act and under applicable state securities laws or otherwise in violation of this Subscription Agreement.  In the event the Subscriber transfers any Series C Shares or common stock issuable upon conversion thereof in compliance with the provisions herein and in accordance with applicable state and federal securities laws, the Company may require that the transferee agree to be bound by the terms and conditions of this Agreement.

(c)           The Subscriber acknowledges that the certificates representing the Series C Shares and any common stock issuable upon conversion thereof will bear a legend to the following effect:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state.  The securities may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel for the Company that the proposed transaction will be exempt from such registration.  The securities have been issued under a Subscription Agreement that is on file at the principal office of the Company and are subject to restrictions upon resale contained in such Subscription Agreement.”

Subscriber further acknowledges that the Company shall place a stop order against the certificate representing such securities and to refuse to effect any transfers thereof in the absence of an effective registration statement with respect to such securities or in the absence of the Company receiving an opinion of counsel in form and substance satisfactory to the Company (both as to such opinion and such counsel) that such transfer is exempt from registration under the Securities Act and under applicable state securities laws.

4.	SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES.

Subscriber represents and warrants that:

(a)           Subscriber understands the Company’s business, as described in the SEC Documents;

(b)           Subscriber has received copies of and has had reasonable opportunity to review each of the SEC Documents;

(c)           Subscriber has been furnished with all additional documents and information which Subscriber has requested;

(d)           Subscriber has had the opportunity to ask questions of and receive answers from the Company and its management and other representatives concerning (i) the Company, (ii) the terms and conditions of the Company’s offering of Series C Shares, and (iii) the merits and risks of investing in the Series C Shares and any common stock issuable upon conversion thereof;

(e)           Subscriber has been afforded (i) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects, sufficient to enable Subscriber to evaluate its investment, and (ii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished or to permit Subscriber to make an informed decision with respect to an investment in the Series C Shares, including the information contained in each of the SEC Documents;

(f)            Subscriber has relied only on the information in, or referred to in, the Memorandum and the documents delivered with the Memorandum when making this subscription;

(g)           The information furnished by the Company does not constitute investment, accounting, legal or tax advice and Subscriber is relying on its own professional advisers for such advice;

(h)           Subscriber and Subscriber’s advisers (which advisers do not include the Company or its officers, directors, representatives or counsel) have such knowledge and experience in legal, financial and business matters as to be capable of evaluating the merits and risks of investing in the Company and of making an informed investment decision with respect thereto;

(i)            Subscriber understands, acknowledges and agrees that the Company is relying solely upon the representations and warranties made herein in determining to sell Subscriber the Series C Shares;

(j)            Except as otherwise specifically disclosed herein, the Subscriber has not paid or given any commission, remuneration or other thing of value in connection with the purchase of the Series C Shares;

(k)           The Subscriber is not purchasing the Series C Shares as a result of any advertisement, article, notice or other communication or general solicitation regarding the Series C Shares or the Company, and no solicitation, offer to sell or offer to buy was made to or from Subscriber with respect to the Series C Shares other than in the Commonwealth of Pennsylvania or the state of such Subscriber’s domicile as set forth on the signature page hereto;

(l)            The Subscriber understands the meaning and legal consequences of the foregoing representations and warranties.  The Subscriber certifies that each of the foregoing representations and warranties is true and correct as of the date hereof and shall survive the execution hereof and the purchase of the Series C Shares; and

(m)           Subscriber understands, acknowledges and agrees that officers, directors and other employees of the Company may also be subscribing for Series C Shares in this Offering or entering into other transactions with the Company and that the Subscriber will not have any ability to review, approve or otherwise consent to any such subscriptions or transactions.

5.	SUBSCRIPTION IRREVOCABLE BY SUBSCRIBER BUT SUBJECT TO ACCEPTANCE OR REJECTION BY THE COMPANY.

(a)           After execution by both parties, this Subscription Agreement is not, and shall not be, revocable by Subscriber.

(b)           Prior to execution by both parties, the Company, in its sole discretion, has the right to terminate or withdraw the offering at any time, to accept or reject subscriptions in other than the order in which they were received, to accept or reject any subscription in whole or in part and, in any such event, shall return without interest the unused Purchase Price paid by Subscriber.  If the Company accepts less than the entire amount subscribed for, it shall indicate the lesser amount on the page titled “Acceptance By The Company.”

(c)           Subscriber understands and agrees that this Subscription Agreement is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company’s completion, execution and delivery of this Subscription Agreement.

6.	INDEMNIFICATION AND HOLD HARMLESS.

Subscriber agrees that if Subscriber breaches any agreement, representation or warranty the Subscriber has made in this Subscription Agreement, the Subscriber shall indemnify and hold harmless the Company, and its directors, officers, employees, shareholders, members, financial advisers, attorneys, accountants, representatives and agents, against any claim, liability, loss, damage, cost or expense (including, without limitation, attorneys’ fees and other costs of investigating and litigating claims) caused, directly or indirectly, by the Subscriber’s breach.

7.	MISCELLANEOUS.

(a)           This Subscription Agreement, together with the exhibits, schedules and other attachments hereto, contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior oral or written understandings, negotiations, communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof.

(b)           This Subscription Agreement, upon acceptance by the Company, shall bind, benefit, and be enforceable by and against each party hereto and its successors, assigns, heirs, administrators and executors. This Subscription Agreement in not transferable or assignable by Subscriber.  The agreements, representations and warranties contained herein shall be deemed to be made by and be binding upon Subscriber and such Subscriber’s heirs, executors, administrators, other personal representatives, and their respective successors and permitted assigns.

(c)           If any provision of this Subscription Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

(d)           Article and section headings in this Subscription Agreement are for convenience of reference only, do not constitute a part of this Subscription Agreement, and shall not affect its interpretation.

(e)           Words used in this Subscription Agreement shall be construed to be of such number and gender as the context requires or permits.  Unless a particular context clearly provides otherwise, the words “hereof” and “hereunder” and similar references refer to this Subscription Agreement in its entirety and not to any specific Section or subsection.

(f)           THIS SUBSCRIPTION AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL DISPUTES BETWEEN THE PARTIES RELATING TO THE SERIES C SHARES AND THE OFFERING SHALL BE GOVERNED BY, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION OF ANY STATE COURTS LOCATED IN BUCKS COUNTY, PENNSYLVANIA, OR ANY FEDERAL COURT LOCATED IN THE EASTERN DISTRICT OF PENNSYLVANIA, PHILADELPHIA DIVISION, IN CONNECTION WITH ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

(g)           All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; or (iii) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  Notices to the Company shall be addressed to Pure Earth, Inc., Attn: Brent Kopenhaver at One Neshaminy Interplex, Suite 201, Trevose, Pennsylvania  19053, fax no. (215) 639-8756.  Notices to Subscriber shall be addressed to any fax number or address set forth in the Investor Questionnaire.  In either case, notice data may be subsequently modified by written notice given in accordance with this Section.

(h)           This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Subscription Agreement on the date set forth below.  Execution of this Subscription Agreement also constitutes your agreement to become subject to, bound by and a party to, the Registration Rights Agreement delivered with the Memorandum.

(Signature)

(Printed or typed name)
(Title if signing on behalf of an entity)

(Second signature—required if securities will be held in
more than one name)

(Printed or typed name)
(Title if signing on behalf of an entity)

Subscription: I hereby subscribe for ________________ Series C Shares (at $10.00 per share)
                                         (Minimum purchase 500 shares for $5,000)

Aggregate Purchase Price: $_______________

State of Residence or Domicile:

Manner in which title is to be held (please check one):

_____________	Individual Ownership	Other (if trust, give name, date and
_____________	Community Property	beneficiaries; if an estate, give names
_____________	Joint Tenant with Rights	of estate and executor(s)____________
	in Survivor	_________________________
_________________________

_____________	Tenants in Common
_____________	Partnership
_____________	Corporation
_____________	Limited Liability Company

{Signature Page to Subscription Agreement}

ACCEPTANCE BY THE COMPANY

The Company hereby accepts the foregoing subscription for ___________ Series C Shares at an aggregate purchase price of $________ as of ___________, 2009.

PURE EARTH, INC.

By:
Brent Kopenhaver
Executive Vice President and
Chief Financial Officer

EXHIBIT A

INVESTOR QUESTIONNAIRE

Investor Name:

The information contained in this questionnaire is being furnished to Pure Earth, Inc., a Delaware corporation (the “Company”), to determine whether offers of subscriptions for the Series C Shares described in the attached Subscription Agreement may be made to you, as an investor, in light of the requirements of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”) and certain exemptions contained in state securities laws.  You understand that the information is needed for the Company to determine whether it has reasonable grounds to believe that you are an “accredited investor” as that term is defined in Regulation D and that you have such knowledge and experience in financial, investment and business matters that you are capable of evaluating the merits and risks of the investment in the Series C Shares.  You understand that (a) the Company will rely on the information contained herein for purposes of such determination, (b) the Series C Shares will not be registered under the Securities Act, (c) the Series C Shares will not be registered or qualified under the securities laws of any state, and (d) this questionnaire is not an offer to purchase the Series C Shares or any other securities in any case where such offer would not be legally permitted.

Information contained in this questionnaire will be kept confidential by the Company and its agents, employees or representatives.  You understand, however, that the Company may have the need to present it to such parties as it deems advisable in order to establish the applicability under any federal or state securities laws of an exemption from registration.

In accordance with the foregoing, the following representations and information are hereby made and furnished by the investor:

Please answer all questions. If the answer is “none” or “not applicable,” please so state.

INFORMATION REQUIRED OF EACH INVESTOR:

1.	A.	If Investor is an Individual:

Name:________________________________                   Age:
Social Security Number:                                                       No. of Dependents:
Marital Status:                                                                   Citizenship:

B.	If Investor is an entity:

Name:________________________________
EIN:

2.	A.	If Investor is an Individual:

Home Address, telephone number, fax number:
                                                                                                                                                    ;
Business Address, telephone number, fax number:
                                                                                                                                                               ;

B.	If Investor is an entity:

Corporate Address and telephone number: ______________________________________________
_______________________________________________________________________________

3.	A.	If Investor is an Individual:

State in which the investor:

is licensed to drive _______________________________________________________________
is registered to vote ______________________________________________________________

B.	If Investor is an entity:

State in which the investor:

files income tax returns ____________________________________________________________
has its principal place of business ____________________________________________________

4.	A.	If Investor is an Individual:

Employer and position: ____________________________________________________________

______________________________________________________________________________

5.	A.	If Investor is an Individual:

Business or professional education and the degrees received are as follows:

School	Degree	Year Received

6.	If Investor is an entity:

(a)	Provide the total assets of the entity as of the date of the proposed investment or a most recent practicable date:

Assets:	$_____________
Date:	_____________

(b)
Each of the equity owners of the entity (other than an irrevocable trust) are accredited investors under any of the criteria set forth on Exhibit “C” to the Subscription Agreement: Yes _______ No ______

(c)
If “Yes,” you must provide a letter signed by an officer or other authorized person on behalf of the entity listing the name of each equity owner and the reason why each such equity holder qualifies as an accredited investor (using the qualifications provided on Exhibit “C” to the Subscription Agreement) or each such equity owner must complete and sign a separate copy of this Investor Questionnaire.

7.	If Investor is an Individual:

	(a) Individual income* during 2007:		$________________
(exclusive of spouse’s income)

	(b) Individual income during 2008:		$________________
(exclusive of spouse’s income)

	(c) Estimated income during 2009:		$________________
(exclusive of spouse’s income)

	(d) Joint income, with spouse	2007	$________________

		2008	$________________

	(e) Estimated joint income, with spouse, during 2009		$________________

8.	Estimated net worth* (may include joint net worth with spouse)		$________________

8.	Is the investor involved in any litigation, which, if an adverse decision occurred, would materially affect the investor’s financial condition?

Yes ____ No ____

If yes, please provide details: ________________________________________________________
_______________________________________________________________________________

9.	I have personally invested in excess of $_________ over the past five years, including investments during such period in excess of $_________ in securities with limited liquidity.

10.	I will designate a purchaser representative to assist me in evaluating the merits and risks of an investment in Series C Shares.

Yes ________    No _________

* For purposes of this Questionnaire, the term “net worth” means the excess of total assets over total liabilities.  In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

If yes, please indicate name and business address of purchase representative:

Name: ____________________________      Telephone: _______________________________

Profession or Occupation: ___________________________________________________________

Firm: ___________________________________________________________________________

Address: ________________________________________________________________________

11.	The investor is an experienced and sophisticated investor or is advised by a qualified investment adviser, all as required under the securities laws and regulations.

Yes ____      No ____

12.	The investor understands the full nature and risk of an investment in the Series C Shares and can afford the complete loss of the entire investment in the Series C Shares.

Yes ____      No ____

13.
The investor is able to bear the economic risk of an investment in the Series C Shares for an indefinite period of time and understands that an investment in the Series C Shares may be illiquid.       Yes ____      No ____

14.
Does the investor have any other investments or contingent liabilities that the investor reasonably anticipates could cause the need for sudden cash requirements in excess of cash readily available to the investor?       Yes ____      No ____

If yes, please explain:  _______________________________________________________________
________________________________________________________________________________

15.	Please describe the investor’s experience as an investor (including amounts invested) in securities, particularly investments in non-marketable securities.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

16.	Has the investor participated in other private placements of securities?

Yes ____ No ____

If yes, please provide details: _________________________________________________________
________________________________________________________________________________

17.	In evaluating the merits and risks of this investment, does the investor intend to rely upon the advice of the investor’s attorney, accountant, or other adviser?

Yes ____ No ____

18.	If the investor is an entity, was it formed for the specific purpose of acquiring the securities offered? Yes ____ No ____

Please indicate the date of incorporation/organization ________.

The investor understands that the Company will be relying on the accuracy and completeness of the investor’s responses to the foregoing questions and the investor represents and warrants to the Company as follows:

(i)
The answers to the above questions are complete and correct and may be relied upon by the Company whether or not the offering in which the investor proposes to participate is exempt from registration under the Securities Act and the securities laws of certain states;

(ii)	The investor will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by the investor of the Company’s securities; and

(iii)
The investor or its management, in case of an entity, has sufficient knowledge and experience in financial, investment and business matters to evaluate the merits and risks of the prospective investment, and the investor is able to bear the economic risk of the investment in the Series C Shares and currently could afford a complete loss of such investment.

{Signature Page Follows}

IN WITNESS WHEREOF, the undersigned has executed this Investor Questionnaire as of _____________, 2009, and declares under oath that it is truthful and correct to the best of the undersigned’s knowledge.

(Signature)

(Printed or typed name)
(Title if signing on behalf of an entity)

(Second signature—required if securities
will be held in more than one name)

(Printed or typed name)
(Title if signing on behalf of an entity)

Name of Investor: ____________________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

{Signature Page to Investor Questionnaire}

EXHIBIT B

ACCREDITED INVESTOR DEFINITION

An accredited investor is one who meets one of the following criteria:

1.	An individual whose net worth or joint net worth with a spouse at the time of the purchase of the Series C Shares exceeds $1,000,000.
2.	An individual who had income in excess of $200,000 during each of the past two years and reasonably expects to reach the same income level in the current year.
3.	An individual whose joint income with a spouse exceeded $300,000 in each of the past two years and reasonably expects to reach the same income level in the current year.
4.
A corporation, partnership, business trust or limited liability company, which has total assets in excess of $5,000,000 and which has not been formed for the specific purpose of acquiring the Series C Shares offered hereby.

5.
Any employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary, as defined in ERISA § 3(21), which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

6.
Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Series C Shares offered hereby, whose purchase is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under the Securities Act.

7.	A director or executive officer of the Company.
8.
Any entity (but, with respect to a non-business trust, only a revocable trust) that does not qualify as an “accredited investor” under Rule 501(a)(1) of the Securities Act but all of whose equity owners are accredited investors.

1